Exhibit 99.1

Corsair Gaming Reports Third Quarter 2022 Financial Results

Milpitas, CA, November 3, 2022 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance gear for gamers and content creators, today announced financial results for the quarter ended September 30, 2022.

Third Quarter 2022 Highlights

•	Net revenue was $311.8 million, compared to $283.9 million in the second quarter of 2022 and $391.1 million in the third quarter of 2021.
•	Gamer and creator peripherals segment revenue was $96.8 million compared to $89.0 million in the second quarter of 2022 and $139.3 million in the third quarter of 2021.
•	Gaming components and systems segment revenue was $214.9 million compared to $194.9 million in the second quarter of 2022, and $251.9 million in the third quarter of 2021.
•	Operating loss was $11.0 million compared to operating loss of $55.0 million in the second quarter of 2022 and operating income of $10.8 million in the third quarter of 2021.
•	Net loss per diluted share was $0.09 compared to net loss per diluted share of $0.62 in the second quarter of 2022 and net income per diluted share of $0.02 in the third quarter of 2021.
•	Adjusted EBITDA was a gain of $10.1 million compared to a loss of $11.0 million in the second quarter of 2022 and a gain of $27.6 million in the third quarter of 2021.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

Andy Paul, Chief Executive Officer of Corsair, stated, “We achieved 10% sequential revenue growth from Q2 2022 to Q3 2022, while significantly reducing our channel inventory in what remains a challenging environment. Sales out levels from our Channel to Consumers were significantly above pre-pandemic levels in almost all product lines and were above the year ago level in many of our product categories.

As we mentioned in previous quarters, the self-built PC market has been held back over the past 2 years, as high demand for GPU cards from crypto miners caused GPU prices to rise and in some cases double.  Now that Crypto mining can no longer utilize graphics cards as they used to, GPU demand has since normalized resulting in a decline in prices back to standard MSRP or below. We are already seeing the positive effects of this on the market.

Additionally, in recent weeks, there have been launches of new technology platforms from Nvidia, AMD and Intel, and this has immediately accelerated the self-built PC market.  This is because our enthusiast customers can now build a better and faster gaming PC for a lower cost than they could over the last 2 years.

For gaming PCs built with these new platforms there is a need for faster memory such as DDR5, larger power supplies with 1000W capability or higher, and better cooling technology, all product categories that we are expert in, and have high market share.

For peripheral and streaming product lines, we are also seeing the market pick up, and while earlier in the year we saw consumer sales levels that were 15% to 20% down from last year, in the United States we now see a recovery to almost the same levels as last years as we move through the second half of the year.  Europe is clearly a weaker market than the United States and Asia, since they have low consumer confidence levels because of the war and currency pressure have caused price rises in most consumer electronics products.

Longer term we expect to further benefit from the expansion in the gaming market’s number of active consumers during the pandemic, which we believe will drive a higher spending base over the next few years.”

Michael G. Potter, Chief Financial Officer of Corsair, stated, “We remain in a challenging environment in Q4 2022, with the strengthening of the US dollar against other currencies and continued weakness in Europe being headwinds for us. Worldwide channel inventory levels improved during Q3, removing much of the overhang from orders placed due to longer lead-times in prior periods caused by the effects of the COVID pandemic. We also reduced our own inventory by about 15% quarter over quarter, as we drive our inventory to more historic normalized levels. We are starting to benefit from the cost actions we announced last quarter, along with the success of newer products we recently released, which we believe will have a significant positive effect on margins moving forward, some of which we realized in Q3 2022. We are also encouraged by the improving supply chain environment, including a significant reduction in freight rates and supply chain lead times, which are rapidly approaching the same levels as they were pre pandemic.”

Financial Outlook

For the full year 2022, we currently expect:

•	Net revenue to be in the range of $1.325 billion to $1.375 billion.
•	Adjusted operating income to be in the range of $20 million to $30 million.
•	Adjusted EBITDA to be in the range of $35 million to $45 million.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, depreciation and amortization, inventory write-down charges and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Recent Developments

•

Commenced sales of the CORSAIR VOYAGER a1600 AMD Advantage™ Edition laptop on the CORSAIR webstore and from distributors worldwide. The CORSAIR VOYAGER a1600 features state-of-the-art AMD processor and graphics for mobile systems working in tandem using exclusive AMD smart technologies, alongside CORSAIR and Elgato software and technologies, to create a gaming and streaming experience like no other.

•

Launched the new XENEON FLEX 45WQHD240 OLED Gaming Monitor, a flagship bendable gaming monitor created in close partnership with LG Display. Boasting the latest in W-OLED technology, the XENEON FLEX OLED offers phenomenal image quality, excellent black levels and response times, with the ability for enthusiasts to manually adjust the curvature of its 45in 21:9 aspect ratio panel.

•

Unveiled the CORSAIR K100 AIR Wireless Mechanical Gaming Keyboard, CORSAIR’s thinnest high-performance keyboard ever. From its elegant brushed aluminum frame to its versatile connectivity options for multiple devices, the K100 AIR delivers a modern, premium experience that meets the needs of gamers and productivity focused consumers alike.

•

Announced the wide-ranging compatibility of CORSAIR's PC components with Nvidia’s newly announced 40-series graphics cards, including the revolutionary RTX 4090. From power supplies able to drive the world’s most powerful gaming systems, to stylish and capable gaming cases and a huge array of cooling options and accessories, CORSAIR offers the hardware to power, house, and cool the world’s most powerful graphics cards.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the third quarter 2022 financial results today at 2:00 p.m. Pacific Time. The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-877-407-0784 (USA) or 1-201-689-8560 (International) with conference ID 13732671. A replay will be available approximately 2 hours after the live call ends on Corsair's Investor Relations website, or through November 10, 2022 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 13732671.

About Corsair Gaming, Inc.

CORSAIR (Nasdaq: CRSR) is a leading global developer and manufacturer of high-performance gear and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals, to premium streaming equipment and smart ambient lighting, CORSAIR delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best. Corsair also sells gear under its Elgato brand, which provides premium studio equipment and accessories for content creators, SCUF Gaming brand, which builds custom-designed controllers for competitive gamers and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Corsair’s expectations regarding market headwinds and tailwinds, its substantial progress to reduce inventory levels, its belief that the self-built gaming PC market will continue to improve, its expectations regarding the end of the year 2022 and 2023, whether consumers that entered the gaming market during the pandemic will positively impact Corsair’s results and market, its ability to continue to release innovative and what it believes to be industry leading products, whether cost actions will benefit margins and its estimated full year 2022 net revenue, adjusted operating income and adjusted EBITDA.  Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the impact the COVID-19 pandemic, including the potential end of the pandemic and the cessation of pandemic-related restrictions, will have on demand for our products as well as its impact on our operations and the operations of our manufacturers, retailers and other partners, and its impact on the economy overall, including capital markets; our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new gear and improvements to existing gear; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and esports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impact of global instability, such as the war between Russia and Ukraine, and any sanctions or other geopolitical tensions that may result therefrom; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; currency exchange rate fluctuations or international trade disputes resulting in our gear becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; general economic conditions that adversely effect, among other things, the financial markets and consumer confidence and spending; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the Securities and Exchange Commission (“SEC”) on or about the date hereof and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended September 30, 2022 are also not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net revenue, operating income (loss), net income (loss), cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•

Adjusted operating income (loss), non-GAAP, is determined by adding back to GAAP operating income (loss) the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisitions, inventory reserve in excess of normal run rate to address overhang in the channel, stock-based compensation, amortization, certain acquisition-related and integration-related costs, restructuring costs, non-deferred offering costs, debt modification costs and other financing related costs.

•

Adjusted net income (loss), non-GAAP, is determined by adding back to GAAP net income (loss) the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisitions, inventory reserve in excess of normal run rate to address overhang in the channel, stock-based compensation, amortization, certain acquisition-related and integration-related costs, restructuring costs, non-deferred offering costs, debt modification costs, loss on extinguishment of debt, other financing related costs and the related tax effects of each of these adjustments.

•

Adjusted net income (loss) per diluted share, non-GAAP, is determined by dividing adjusted net income (loss), non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.

•

Adjusted EBITDA is determined by adding back to GAAP net income (loss) the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisitions, inventory reserve in excess of normal run rate to address overhang in the channel, stock-based compensation, certain acquisition-related and integration-related costs, restructuring costs, non-deferred offering costs, debt modification costs, other financing related costs, amortization, depreciation, interest expense (including loss on extinguishment of debt) and tax expense (benefit).

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Investor Relations Contact: Ronald van Veen ir@corsair.com 510-578-1407	Media Contact: David Ross david.ross@corsair.com +4411 8208 0542

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net revenue	$311,769	$391,121	$976,368	$1,393,438
Cost of revenue	240,209	289,759	777,593	1,001,397
Gross profit	71,560	101,362	198,775	392,041
Operating expenses:
Sales, general and administrative	66,932	76,112	216,456	234,134
Product development	15,616	14,495	50,752	45,150
Total operating expenses	82,548	90,607	267,208	279,284
Operating income (loss)	(10,988)	10,755	(68,433)	112,757
Other (expense) income:
Interest expense	(2,734)	(7,202)	(5,689)	(16,656)
Other income (expense), net	1,662	(1,402)	1,796	(4,002)
Total other expense, net	(1,072)	(8,604)	(3,893)	(20,658)
Income (loss) before income taxes	(12,060)	2,151	(72,326)	92,099
Income tax benefit (expense)	6,115	(374)	11,262	(15,854)
Net income (loss)	(5,945)	1,777	(61,064)	76,245
Less: Net income attributable to noncontrolling interests	266	—	33	—
Net income (loss) attributable to Corsair Gaming, Inc.	$(6,211)	$1,777	$(61,097)	$76,245

Calculation of net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Net income (loss) attributable to Corsair Gaming, Inc.	$(6,211)	$1,777	$(61,097)	$76,245
Change in redemption value of redeemable noncontrolling interests	(2,690)	—	(12,330)	—
Net income (loss) attributable to common stockholders of Corsair Gaming, Inc.	$(8,901)	$1,777	$(73,427)	$76,245

Net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$(0.09)	$0.02	$(0.77)	$0.82
Diluted	$(0.09)	$0.02	$(0.77)	$0.76
Weighted-average common shares outstanding:
Basic	95,858	93,918	95,537	92,894
Diluted	95,858	100,041	95,537	100,116

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net revenue:
Gamer and Creator Peripherals	$96,848	$139,260	$319,985	$470,329
Gaming Components and Systems	214,921	251,861	656,383	923,109
Total Net revenue	$311,769	$391,121	$976,368	$1,393,438

Gross Profit:
Gamer and Creator Peripherals	$31,790	$48,580	$85,405	$172,080
Gaming Components and Systems	39,770	52,782	113,370	219,961
Total Gross Profit	$71,560	$101,362	$198,775	$392,041

Gross Margin:
Gamer and Creator Peripherals	32.8%	34.9%	26.7%	36.6%
Gaming Components and Systems	18.5%	21.0%	17.3%	23.8%
Total Gross Margin	23.0%	25.9%	20.4%	28.1%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30, 2022	December 31, 2021

Assets
Current assets:
Cash and restricted cash	$61,451	$65,149
Accounts receivable, net	156,311	291,287
Inventories	249,942	298,315
Prepaid expenses and other current assets	47,717	51,024
Total current assets	515,421	705,775
Restricted cash, noncurrent	231	231
Property and equipment, net	26,710	16,819
Goodwill	346,302	317,054
Intangibles assets, net	224,256	225,709
Other assets	70,348	71,808
Total assets	$1,183,268	$1,337,396
Liabilities
Current liabilities:
Debt maturing within one year, net	$4,655	$4,753
Accounts payable	162,213	236,120
Other liabilities and accrued expenses	158,170	205,874
Total current liabilities	325,038	446,747
Long-term debt, net	239,052	242,898
Deferred tax liabilities	16,413	25,700
Other liabilities, noncurrent	47,796	53,871
Total liabilities	628,299	769,216
Temporary equity
Redeemable noncontrolling interests	27,977	—
Permanent equity
Corsair Gaming, Inc. stockholders’ equity:
Common stock and additional paid-in capital	504,643	470,373
Retained earnings	24,720	98,147
Accumulated other comprehensive loss	(13,163)	(340)
Total Corsair Gaming, Inc. stockholders' equity	516,200	568,180
Nonredeemable noncontrolling interests	10,792	—
Total permanent equity	526,992	568,180
Total liabilities, temporary equity and permanent equity	$1,183,268	$1,337,396

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Cash flows from operating activities:
Net income (loss)	$(5,945)	$1,777	$(61,064)	$76,245
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	5,643	5,812	16,877	13,656
Depreciation	2,546	2,643	7,695	7,581
Amortization	10,352	8,704	33,924	26,118
Debt issuance costs amortization	102	320	274	1,372
Loss on debt extinguishment	—	4,071	—	4,868
Deferred income taxes	(8,732)	(1,368)	(19,552)	(6,556)
Other	(1,194)	583	1,721	1,649
Changes in operating assets and liabilities:
Accounts receivable	13,316	6,048	133,362	38,556
Inventories	43,812	(44,001)	54,371	(102,896)
Prepaid expenses and other assets	2,349	1,855	(7,132)	(7,790)
Accounts payable	(30,595)	(14,180)	(74,091)	(51,842)
Other liabilities and accrued expenses	3,437	(6,600)	(41,243)	24,100
Net cash provided by (used in) operating activities	35,091	(34,336)	45,142	25,061
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	—	(19,534)	(1,684)
Payment of deferred consideration	—	(325)	(95)	(4,678)
Purchase of property and equipment	(7,929)	(2,783)	(19,850)	(7,677)
Investment in available-for-sale convertible note	—	—	(1,000)	—
Net cash used in investing activities	(7,929)	(3,108)	(40,479)	(14,039)
Cash flows from financing activities:
Proceeds from issuance of debt, net	—	248,513	—	248,513
Repayment of debt and debt issuance costs	(1,267)	(273,974)	(4,017)	(326,974)
Borrowing from line of credit	223,000	—	626,000	—
Repayment of line of credit	(223,000)	—	(626,000)	—
Payment of contingent consideration	—	—	(438)	—
Proceeds from issuance of shares through employee equity incentive plans	624	2,027	4,132	11,493
Payment of taxes related to net share settlement of equity awards	(402)	(208)	(1,399)	(215)
Dividends paid to noncontrolling interests	(2,205)	—	(2,205)	—
Net cash used in financing activities	(3,250)	(23,642)	(3,927)	(67,183)
Effect of exchange rate changes on cash	(932)	(1,136)	(4,434)	(1,078)
Net increase (decrease) in cash and restricted cash	22,980	(62,222)	(3,698)	(57,239)
Cash and restricted cash at the beginning of the period	38,702	138,551	65,380	133,568
Cash and restricted cash at the end of the period	$61,682	$76,329	$61,682	$76,329

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income (Loss) Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022	2021	2022	2021

Operating Income (Loss) - GAAP	$(10,988)	$(54,960)	$10,755	$(68,433)	$112,757
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	7	—	282	—
Change in fair value of contingent consideration for business acquisitions	—	—	(435)	—	(342)
Inventory reserve in excess of normal run rate to address overhang in the channel	—	19,489	485	19,489	1,003
Stock-based compensation	5,643	6,087	5,812	16,877	13,656
Amortization	10,352	13,434	8,704	33,924	26,118
Acquisition-related and integration-related costs	326	227	381	796	1,127
Restructuring costs	81	1,488	699	1,569	699
Non-deferred offering costs	324	—	—	324	1,031
Debt modification costs	33	27	—	60	—
Other financing related costs	136	—	—	136	—
Adjusted Operating Income (Loss) - Non-GAAP	$5,907	$(14,201)	$26,401	$5,024	$156,049

As a % of net revenue - GAAP	-3.5%	-19.4%	2.7%	-7.0%	8.1%
As a % of net revenue - Non-GAAP	1.9%	-5.0%	6.8%	0.5%	11.2%

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share Reconciliations

(Unaudited, in thousands, except per share amounts and percentages)

	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022	2021	2022	2021

Net Income (Loss) - GAAP	$(5,945)	$(51,839)	$1,777	$(61,064)	$76,245
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	7	—	282	—
Change in fair value of contingent consideration for business acquisitions	—	—	(435)	—	(342)
Inventory reserve in excess of normal run rate to address overhang in the channel	—	19,489	485	19,489	1,003
Stock-based compensation	5,643	6,087	5,812	16,877	13,656
Amortization	10,352	13,434	8,704	33,924	26,118
Acquisition-related and integration-related costs	326	227	381	796	1,127
Restructuring costs	81	1,488	699	1,569	699
Non-deferred offering costs	324	—	—	324	1,031
Debt modification costs	33	27	—	60	—
Loss on debt extinguishment	—	—	4,107	—	4,904
Other financing related costs	136	—	—	136	—
Non-GAAP income tax adjustment	(3,343)	(7,923)	(5,193)	(14,615)	(14,252)
Adjusted Net Income (Loss) - Non-GAAP	$7,607	$(19,003)	$16,337	$(2,222)	$110,189

Diluted net income (loss) per share:
Adjusted, Non-GAAP	$0.08	$(0.20)	$0.16	$(0.02)	$1.10

Weighted-average common shares outstanding:
Adjusted, Non-GAAP	99,769	95,467	100,041	95,537	100,116

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022	2021	2022	2021

Net Income (Loss) - GAAP	$(5,945)	$(51,839)	$1,777	$(61,064)	$76,245
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	7	—	282	—
Change in fair value of contingent consideration for business acquisitions	—	—	(435)	—	(342)
Inventory reserve in excess of normal run rate to address overhang in the channel	—	19,489	485	19,489	1,003
Stock-based compensation	5,643	6,087	5,812	16,877	13,656
Acquisition-related and integration-related costs	326	227	381	796	1,127
Restructuring costs	81	1,488	699	1,569	699
Non-deferred offering costs	324	—	—	324	1,031
Debt modification costs	33	27	—	60	—
Other financing related costs	136	—	—	136	—
Amortization	10,352	13,434	8,704	33,924	26,118
Depreciation	2,546	2,545	2,643	7,695	7,581
Interest expense (includes loss on debt extinguishment)	2,734	1,676	7,202	5,689	16,656
Income tax expense (benefit)	(6,115)	(4,164)	374	(11,262)	15,854
Adjusted EBITDA - Non-GAAP	$10,115	$(11,023)	$27,642	$14,515	$159,628
Adjusted EBITDA margin - Non-GAAP	3.2%	-3.9%	7.1%	1.5%	11.5%